State of Delaware
Secretary of State
Division of Corporations
Delivered 01:51 PM 06/03/2014
FILED 01:33 PM 06/03/2014
SRV 140789900 - 5523093 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Koala Unlimited Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " FIRST " so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation is: Pharmamed, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of June, 2014.

By: Daniel Gallagher
Authorized Officer

Title: President

Name: Daniel Gallagher
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:27 PM 04/25/2014
FILED 04:16 PM 04/25/2014
SRV 140521438 - 5523093 FILE

CERTIFICATE OF INCORPORATION
OF
Koala Unlimited Inc.

FIRST: The name of the corporation is: Koala Unlimited Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is located at:
108 West 13th Street, Wilmington, Delaware 19801
Located in the County of New Castle
The name of the registered agent at that address is:
Business Filings Incorporated

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 100,000,000 shares of common stock having a ($0.0001) par value and 10,000,000 shares of preferred stock having a ($0.0001) par value

FIFTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH: The name and address of the incorporator is Business Filings Incorporated, 8040 Excelsior Dr., Suite 200, Madison, WI 53717.

SEVENTH: The names and addresses of the directors of the corporation are:

Daniel Gallagher, 9435 Bormet Drive Unit 1A, Mokena, Illinois 60448
Geoffrey Thompson, 9435 Bormet Drive Unit 1A, Mokena, Illinois 60448

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

MWill

Business Filings Incorporated, Incorporator
Mark Williams, A.V.P.

Dated: April 25, 2014

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "KOALA UNLIMITED INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 2014, AT 4:16 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5523093 8100

AUTHENTICATION: 1323487

140521438

DATE: 04-28-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

ACTION OF SOLE INCORPORATOR

OF

Koala Unlimited Inc.

The undersigned, being the sole incorporator of Koala Unlimited Inc., a Delaware Corporation, (the "Corporation"), does hereby approve and adopt the following resolutions:

Election of Directors

RESOLVED, that the following persons are hereby elected as the directors of the Corporation to serve until the first annual meeting of the directors or until their successors are duly elected and qualified:

Daniel Gallagher, 9435 Bormet Drive Unit 1A, Mokena, Illinois 60448
Geoffrey Thompson, 9435 Bormet Drive Unit 1A, Mokena, Illinois 60448

The undersigned, upon completion of this Action of Incorporator, shall have no further responsibilities or obligations to the Corporation in his capacity as sole incorporator.

Dated: APR 29 2014

MWill

____

Business Filings Incorporated, Incorporator
Mark Williams, A.V.P.